EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this December 3, 2021, by and between Resources Connection, Inc., a Delaware corporation (the “Company”), and Dublin Acquisition, LLC (“Seller”).

W I T N E S S E T H:

WHEREAS,  Seller directly owns an aggregate of 1,155,236 shares of the issued and outstanding common stock, par value $0.01 per share of the Company (the “Company Shares”); and

WHEREAS, Seller desires to sell to the Company, and the Company desires to purchase, free and clear of any and all Liens (as defined below) from Seller 1,155,236 Company Shares for an aggregate purchase price of the lower of (i) the 10-day volume-weighted average price for the period ending on Friday December 3, 2021 or (ii) the closing price on December 3, 2021 (the lower of (i) and (ii), the “Purchase Price”),  as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants,  agreements, representations and warranties contained herein the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE; CLOSING

1.1    Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to the Company, and the Company agrees to purchase from Seller, 1,155,236 Company Shares (the “Purchased Shares”), free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer (other than those imposed under applicable securities laws) or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”).

1.2    Purchase Price. Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to the Company of the Purchased Shares, the Company shall pay to Seller the Purchase Price in cash.

1.3    Expenses. Except as expressly set forth in this Agreement, all fees and expenses incurred by each party hereto in connection with the matters contemplated by this Agreement shall be borne by the party incurring such fee or expense, including without limitation the fees and expenses of any investment banks, attorneys, accountants or other experts or advisors retained by such party.

1.4    The Closing.    The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on December 8, 2021 (the “Closing Date”), provided that the obligations of the Seller and the Company to consummate the transactions contemplated by this Agreement shall be conditioned upon there being no injunction or other order, judgment, law, regulation, decree or ruling or other legal restraint or prohibition having been issued, enacted or promulgated by a court or other governmental authority of competent jurisdiction that would have the effect of prohibiting or preventing the consummation of the transactions contemplated hereunder.

1.5    Closing Deliveries.

(a)    At or prior to the Closing Date, in accordance with Section 1.1 hereof, Seller shall deliver or cause to be delivered to Company at an address to be designated in writing by the Company, the certificates, if any, representing the Purchased Shares to be purchased on the Closing Date, duly and validly endorsed or accompanied by stock powers duly and validly executed in blank and sufficient to convey to the Company good, valid and marketable title in and to such Purchased Shares, free and clear of any and all Liens.

(b)    On the Closing Date, upon confirmation that all documents have been delivered in accordance with Section 1.1 and Section 1.5(a) hereof, the Company shall deliver or cause to be delivered to Seller the Purchase Price, by wire transfer of immediately available funds to Seller, to such account(s) as have been specified by Seller in writing prior to such Closing Date.

(c)    Each party hereto further agrees to execute and deliver such other instruments as shall be reasonably requested by a party hereto to consummate the transactions contemplated by this Agreement.

ARTICLE II
COVENANTS

2.1    Public Announcement; Public Filings.    Upon execution of this Agreement, the Company may issue a press release or current report on Form 8-K describing the transactions contemplated herein.  Unless previously approved by Seller, such press release or public disclosure shall not contain any statements regarding Seller or its Affiliates other than as may be necessary to describe such transactions. No party hereto nor any of its respective Affiliates shall issue any press release or make any public statement relating to the transactions contemplated herein (including, without limitation, any statement to any governmental or regulatory agency or accrediting body) that is inconsistent with, or otherwise contrary to, the statements in the press release or public disclosure.

2.2    Confidentiality. Seller shall not disclose and shall maintain the confidentiality of (and shall cause their respective Affiliates, directors, officers and employees to not disclose and to maintain the confidentiality of) any non-public information which relates to the business, legal or financial affairs of the Company (the “Confidential Information”) provided to Seller in advance of or in connection with this Agreement. Seller shall use at least the same degree of care to safeguard and to prevent the disclosure, publication or dissemination of the Confidential Information as Seller employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature, but in no case less than reasonable care. In the event that a Seller (or any Affiliate, director, officer or employee thereof) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, to the extent Seller is legally permitted to do so, Seller shall (a) notify the Company promptly so that the Company may seek a protective order or other appropriate remedy and (b) cooperate with the Company, at the Company’s expense, in any effort the Company undertakes to obtain a protective order or other remedy. In the event that no such protective order or other remedy is obtained, the applicable party shall disclose to the person compelling disclosure only that portion of the Confidential Information which such party is advised by counsel is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Confidential Information so disclosed.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrants to the Company as follows:

3.1    Existence; Authority. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has all requisite competence, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

3.2    Enforceability. This Agreement has been duly and validly executed and delivered by Seller and, assuming due and valid authorization, execution and delivery by the Company, this Agreement constitutes legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.    Seller is not required to obtain the approval of any person (other than its direct or indirect parents) or governmental agency or organization to effect the sale of the Purchased Shares.

3.3    Ownership; Title. Seller is the beneficial owner of the Purchased Shares, free and clear of any and all Liens, and good, valid and marketable title to such Purchase Shares will effectively vest in the Company at the Closing. Seller has full power and authority to transfer full legal ownership of its Purchased Shares to the Company.

3.4    Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller or its direct or indirect parents that could impair the ability of Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby.

3.5    Tax Consequences.  Seller has reviewed with its own tax and other advisors the federal, state, foreign and local tax consequences of the sale of the Shares hereunder and the transactions contemplated hereby.  Seller is relying solely on such advisors and not on any statements or representations of the Company or any of its officers, directors, stockholders, affiliates or agents. Seller understands that it (and not the Company) shall be solely responsible for its own tax liability that may arise as a result of the transactions contemplated hereby.

3.6    Consideration.  The Purchase Price provides good, valuable, and sufficient consideration to Seller for every promise, duty, agreement, obligation, and right contained in this Agreement.

3.7    No Company Representations or Agreements.  Seller acknowledges and agrees that the Company has not made any representation, warranty, covenant or agreement, whether express or implied, of any kind or character with respect to the subject matter of this Agreement, except as expressly set forth in this Agreement.

3.8    Other Acknowledgments.

(a)    Seller hereby represents and acknowledges that it is a sophisticated investor and that it knows that the Company may have material Confidential Information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to Seller’s decision to sell the Purchased Shares or otherwise materially adverse to Seller’s interests. Seller acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Company and their respective Affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information.

(b)    Seller further represents that it has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Purchased Shares and has, independently and without reliance upon the Company, made its own analysis and decision to sell the Purchased Shares. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Purchased Shares, Seller is not relying on the Company (or any agent or representative thereof). Seller has carefully considered and, to the extent it or he believes such discussion necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Purchased Shares. Seller acknowledges that none of the Company or any of their respective directors, officers, subsidiaries or Affiliates has made or makes any representations or warranties, whether express or implied, of any kind except as expressly set forth in this Agreement.

(c)    Seller acknowledges and understands that the Company may pursue opportunities or disclose results or other information that may increase the value of the Purchased Shares.  Nevertheless, Seller is selling the Purchased Shares based upon its own free will with full understanding of the foregoing.  Neither the Company nor any of its officers, directors, stockholders, affiliates or agents has made any representation to Seller about the advisability of this decision or the potential future value of the Purchased Shares. Seller agrees that neither the Company nor any of such persons is under any obligation to disclose to it any information or opinion they may have about the potential future value of the Company’s capital stock, even if such information is material.

(d)    Seller represents, that (i) such Seller is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and (ii) the sale of the applicable Purchased Shares by such Seller (a) was privately negotiated in an independent transaction and (b) does not violate any rules or regulations applicable to such Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Seller as follows:

4.1    Existence; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

4.2    Enforceability. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Seller, this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles. The Company is not required to obtain the approval of any person or governmental agency or organization to effect the purchase of the Purchased Shares. The purchase of the Purchased Shares by the Company (i) was privately negotiated in an independent transaction and (ii) does not violate any rules or regulations applicable to the Company.

4.3    Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company that could impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE V
MISCELLANEOUS

5.1    Survival. Each of the representations, warranties, covenants and agreements in this Agreement or pursuant hereto shall survive the Closing. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Except as expressly set forth in this Agreement, no party has made any representation warranty, covenant or agreement to the other in relation to any subject matter contemplated in this Agreement, including the transactions contemplated hereby.

5.2    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given):  (i) if by hand delivery, then upon such delivery; (ii) if by e-mail, then upon the same day that such e-mail is sent (unless sent on a day that is not a business day or after 5:00pm, Los Angeles time, on a business day, in which case notice shall be deemed to have been duly given on the next business day); or (iii) if by mail (registered or certified, postage prepaid, return receipt requested), then upon receipt (or if addressee refuses to claim or accept such communication, the date delivery is first attempted by such mail carrier), in each case, by delivery to the respective parties hereto at the addresses below their respective signatures.

5.3    Certain Definitions. As used in this Agreement, (a) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and shall include persons who become Affiliates of any person subsequent to the date hereof; and (b) the Company and Seller are referred to herein individually as a “party” and collectively as “parties.”

5.4    Specific Performance. The Company, on the one hand, and Seller, on the other,  acknowledge and agree that the other would be irreparably injured by a breach of this Agreement and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement. Accordingly, the parties agree to the granting of specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

5.5    No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

5.6    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding. The parties agree that the court making any such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of, delete specific words or phrases in or replace any such invalid or unenforceable provision with one that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that this Agreement (and any of the rights, interests or obligations of any party hereunder) may not be assigned by any party without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld).  Any purported assignment of a party’s rights under this Agreement in violation of the preceding sentence shall be null and void.

5.8    Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective permitted successors or assigns.

5.9    Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.10    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to choice of law principles thereof that would cause the application of the laws of any other jurisdiction.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY.

5.11    Arbitration.  If either party believes in good faith that the other has breached any of the provisions or obligations in this Agreement, such party shall promptly provide to the other party written notice of such alleged breach with a reasonable description thereof, but no later than thirty (30) days after such party becomes aware of such alleged breach.  If the party cures such alleged breach to the reasonable satisfaction of the other party within thirty (30) days after delivery of such written notice, or the parties have otherwise not fully resolved such matter to their mutual satisfaction within such thirty (30) days, then either party may submit such matter to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by delivering notice of arbitration to the other party. Each party shall, within twenty (20) days after the delivery of the initiating notice, choose one arbitrator, and the two arbitrators chosen shall, within thirty (30) days after the mailing of the initiating notice, select a third arbitrator. A person shall be ineligible to be the neutral arbitrator if he or she (or any of his or her affiliates) is an affiliate of, vendor or service provider to, or customer of, any party or any of any party’s affiliates. The arbitration shall be held within ninety (90) days after the mailing of the initiating notice, at a date, time and place determined (subject to this Agreement) by majority vote of the arbitrators. Judgment upon any award rendered in such arbitration will be binding on all of the parties hereto and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing, as may be requested by any either party to the arbitration and as to which the arbitrator has determined there is good cause; provided, however that in no event shall such limited discovery exceed the following: (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, and (ii) depositions of any party witnesses or such other depositions as the arbitrator may believe are necessary upon a showing of good cause. Depositions shall be conducted in accordance with the Delaware Code of Civil Procedure. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator. In any arbitration hereunder, the parties shall share the arbitrator’s fee and any filing fees equally. The arbitrators shall have the authority to award attorney fees, witness fees and other costs and expenses of the arbitration to the prevailing party.

5.12    Counterparts; Facsimile. This Agreement may be executed in counterparts, including by facsimile or PDF electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

5.13    Further Assurances. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to execute such additional documents, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.14    Interpretation. The parties acknowledge and agree that this Agreement has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters covered hereby. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is hereby waived.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, all as of the date first above written.

RESOURCES CONNECTION, INC.

a  Delaware corporation

By:  /s/ Kate W. Duchene

Name:      Kate W. Duchene
Title:  President and Chief Executive Officer

Address: 17101 Armstrong Ave, Suite 100

Irvine, CA 92614

with a copy to:

Lauren A. Elkerson, Chief Legal Officer

[signature page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, all as of the date first above written.

SELLER

DUBLIN ACQUISITION, LLC

By:  /s/ Jonathan Rosenthal

Name:      Jonathan Rosenthal
Title:  Managing Member

[signature page to Stock Purchase Agreement]